Exhibit 10.6

Loan Facility Agreement

This Loan Facility Agreement ("Loan Facility Agreement") is entered into as of 20.04.2021, by and between Israel Bar, Israeli ID number 52102084 and Yossef Gotlieb, Israeli ID number 51934487, (“Lenders”) and (B) Maris Tech Ltd., a company incorporated under the laws of the State of Israel, registration number 514135730, having its principal place of business at 3 Golda Meir St., Ness Ziona, Israel (“Company”), each "Party" and together “Parties”.

WHEREAS,	Lenders are shareholders in the Company which required funds for its activities;

WHEREAS,	The Lenders have, over time, transferred funds to Company which were recorded in Company’s books as owner’s debit/credit in the amounts set herein:

THEREFORE, the Parties agreed as follows:

1.	Facilities, Purpose

At the date of the execution of this Agreement, all outstanding owner’s debit/credit in the aggregate total amount of ILS 3,756,944.43 shall be converted to shareholders loans ("Loan") as follows:

1.1.1	Israel Bar’s owner debit/credit balance shall be converted to a shareholder loan in the amount of 2,486,869.46;

1.1.2	Yossef Gotlieb’s owner debit/credit balance shall be converted to a shareholder loan in the amount of 1,296,985.55;

2.	Repayment of Principal and Payment of Interest

The Loan shall not bear interest and shall be due and payable by 24 equal monthly payments, commencing on the second anniversary of the Company IPO.

3.	Taxes and Expenses

Each Party shall bear its own taxes and any Party may deduct any amount at source, if required to do so under law.

Company shall reimburse Lender for any costs and expenses, incurred in connection with the enforcement of this Agreement, if required.

4.	Assignment and Transfer by Lender

4.1	Lender may assign its claims and assign and transfer by assumption of debt any of its present and future rights and obligations under this Agreement to any other person or corporation. For this purpose, Lender may disclose to the new Lender, as well as to such persons which need to be involved in the transfer because of technical or legal reasons, all necessary information.

4.2	Company may not assign its rights and obligations herein. Any attempted assignment by Company shall be null and void.

5.	Miscellaneous

5.1	Company may not set-off any obligations due by Lender against any obligations due by Company to Lender under this agreement unless the claim by Company is undisputed or has been confirmed in a final non-appealable judgment. Lender may set off any matured obligation due from Company under this agreement against any satisfiable obligation owed by the Lender to the Company, regardless of the place of payment, the booking branch or currency of either obligation.

5.2	Any changes to this agreement shall be made in a writing specifically referring to this Agreement.

5.3	Should at any time, any provisions of this agreement be or become void in whole or in part, invalid or due to any reason ineffective, this will indisputably not affect the validity or effectiveness of the remaining provisions of this agreement. This agreement will remain valid and effective, safe for the void provisions, without need to argue and prove the Parties' intent to uphold this agreement even without the void provisions.

6.	Dispute Resolution

6.1	Governing Law, Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of law provisions thereof. Subject to §6.2 below, any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent Courts in Tel Aviv, Israel, and each of the parties hereby irrevocably submits such dispute to the exclusive jurisdiction of such Courts.

Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

6.2	Arbitration

Notwithstanding §6.1 above, other than enforcement of awards or orders prior to appointment of an arbitrator (which shall be valid until an arbitrator is appointed and decides on such issue), All disputes arising out of or in connection with the present contract shall be finally settled under arbitration before a single arbitrator appoint by the Court. The arbitrator shall be an attorney with experience in international mergers and acquisitions or international investments agreements and masters the English language. The arbitration shall be in English and shall be in Tel Aviv, Israel.

6.3	This Agreement may be executed in any number of counterparts, each of whom shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date set below

	Date	Signature

Israel Bar	May 9, 2021	/s/ Israel Bar

Yossef Gotlieb	May 9, 2021	/s/ Yossef Gotlieb